Exhibit 99.1

Overview
On February 23, 2018, A&B Properties Hawaii, LLC, Series R, a Delaware limited liability company and a wholly-owned subsidiary of Alexander & Baldwin, Inc. ("the Company"), acquired three grocery-anchored commercial properties in Hawaii (the "TRC Portfolio") from Terramar Retail Centers for total consideration of $254.1 million, including assumed debt of $62.0 million. The TRC Portfolio consists of three grocery-anchored shopping centers: (1) Laulani Village Shopping Center located in Ewa Beach, Oahu, (2) Hokulei Village Shopping Center located in Lihue, Kauai, and (3) Pu’unene Shopping Center located in Kahului, Maui. The TRC Portfolio adds approximately 390,000 of gross leasable area to the Company’s Commercial Real Estate portfolio.
The acquisition of the TRC Portfolio was funded through proceeds from the sale of certain of the Company's U.S. Mainland commercial properties via tax-deferred §1031 exchanges, the assumption of a $62.0 million promissory note and borrowings under the Company’s revolving senior credit facility at the time of closing, as described in the Company’s Current Report on Form 8-K and Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 26, 2018 and March 1, 2018, respectively.
In evaluating the TRC Portfolio as a potential acquisition, including the determination of an appropriate purchase price to be paid for the TRC Portfolio, we considered a variety of factors, including the condition and financial performance of the TRC Portfolio; the terms of the existing lease and the creditworthiness of the tenant; property location, visibility and access; age of the TRC Portfolio, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. We do not currently have plans to incur any significant costs to renovate, improve, or develop the TRC Portfolio, and we believe that the TRC Portfolio is adequately insured.
After reasonable inquiry, we are not aware of any material factors relating to the TRC Portfolio, other than the factors disclosed herein, that would cause the reported financial information not to be indicative of future operating results.

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Shareholders of
Alexander & Baldwin, Inc.
Honolulu, Hawai`i

We have audited the accompanying Historical Summary of the Combined Statement of Revenues and Certain Expenses of Hokulei Village, LLC, TRC Laulani Village, LLC, Laulani Village Pad G, LLC, and Pu’unene Shopping Center, LLC (the “TRC Portfolio”) for the year ended December 31, 2017, and the related notes (the “Historical Summary”).

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the TRC Portfolio’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the TRC Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Historical Summary of the TRC Portfolio for the year ended December 31, 2017, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission S-X Rule 3-14 and is not intended to be a complete presentation of the TRC Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP
Honolulu, Hawai`i
March 2, 2018

TRC PORTFOLIO
HISTORICAL SUMMARY OF THE COMBINED STATEMENT OF
REVENUE AND CERTAIN EXPENSES
For the Year Ended December 31, 2017
(In millions)

Year Ended December 31, 2017
Revenues:
Rental income	$11.1
Recoveries from tenants	2.9
Total revenues	14.0
Certain expenses:
Property operations	2.1
Property taxes	1.1
Total certain expenses	3.2
Revenues in excess of certain expenses	$10.8
See accompanying notes to Historical Summary of the Combined Statement of Revenues and Certain Expenses.

TRC PORTFOLIO
NOTES TO HISTORICAL SUMMARY OF THE COMBINED STATEMENT OF
REVENUES AND CERTAIN EXPENSES

1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Organization
On February 23, 2018, Alexander & Baldwin, Inc. ("A&B" or the "Company") consummated the purchase of a portfolio of commercial properties in Hawaii for $254.1 million from Terramar Retail Centers, LLC, an unaffiliated third party (collectively the "TRC Portfolio" or the "Properties"). The TRC Portfolio encompasses three grocery-anchored shopping centers: (1) Laulani Village located in Ewa Beach, Oahu, (2) Hokulei Village located in Lihue, Kauai, and (3) Pu’unene Shopping Center located in Kahului, Maui. The purchase of the TRC Portfolio was funded with approximately $45.9 million of §1031 proceeds from the sales of commercial properties, the assumption of $62.0 million in mortgage debt principal, and borrowings under the Company's line of credit for the balance.
The accompanying Combined Statement of Revenues and Certain Expenses (the "Historical Summary") include the operations of the Properties, which have been combined for purposes of this Historical Summary as each of the Properties was under common control of management prior to the acquisition.
Basis of Presentation
The Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties subsequent to the acquisition by the Company. Material amounts that would not be directly attributable to future operating results of the Properties are excluded, and therefore, the Historical Summary is not intended to be a complete presentation of the Properties’ revenues and expenses and is not representative of the actual operations for the period presented. Items excluded consist of depreciation and amortization, indirect interest expense, management fees, general and administrative expenses, and federal and state income taxes.
The Historical Summary for the year ended December 31, 2017 has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP")
Revenue Recognition
The tenant leases in place for the Properties are accounted for as operating leases, and minimum rental income is recognized on a straight-line basis over the remaining term of the lease.
Also included in rental revenue are certain tenant reimbursements determined in accordance with the terms of the leases in the period when such costs are incurred. Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.
Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.
Use of Estimates
The preparation of the Historical Summary in conformity with GAAP required management to make estimates and assumptions that affected the reported amounts of revenues and certain expenses during the reporting period. Future results could be materially affected if actual results differ from these estimates.

2.	LEASES
Tenant leases have initial terms ranging between three and 23 years (expiring between 2018 and 2037) and provide for annual fixed increases in rent. Revenues are recognized on a straight-line basis over the terms of the respective leases. Future minimum rentals on non-cancelable leases at December 31, 2017 were as follows (in millions):

Operating Leases
2018	$11.5
2019	11.1
2020	10.7
2021	10.4
2022	9.4
Thereafter	68.2
Total	$121.3

Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other expenses, which are excluded from the amounts above.

3.	CONCENTRATION OF CREDIT RISK
One tenant accounted for approximately 30% of the combined Properties' rental revenues in the year ended December 31, 2017.

4.	COMMITMENTS AND CONTINGENCIES
Litigation
The Properties are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Properties’ results of operations.
Environmental Matters
    In connection with the ownership and operation of real estate, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability, or other claim. The Company is not aware of any environmental matters which it believes are reasonably likely to have a material effect on the Properties’ results of operations.

5.	SUBSEQUENT EVENTS
Management has evaluated subsequent events through March 2, 2018, the date the Historical Summary was available to be issued. There were no subsequent events that have occurred that would require disclosure in the Historical Summary.